Exhibit 99.1

SYNDAX ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

WALTHAM, Mass., May 23, 2017 (GLOBE NEWSWIRE) – Syndax Pharmaceuticals, Inc. (Nasdaq:SNDX) announced today that it plans to offer and sell, subject to market and other conditions, $50 million of its common stock in an underwritten public offering. There can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering. Syndax also expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the number of shares sold in the public offering. All of the shares in the proposed offering are to be sold by Syndax.

Morgan Stanley, Citigroup Global Markets Inc. and Cowen are acting as joint book-running managers for the offering. The shares are being offered pursuant to a “shelf” registration statement previously filed and declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the website of the SEC at www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained from: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, from Citigroup Global Markets Inc., c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus@citi.com or by phone at (800) 831-9146, or from Cowen and Company, LLC, c/o Broadridge Financial Services, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, or by phone (631) 274-2806 or by fax (631) 254-7140.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a prospectus supplement and accompanying prospectus, which are a part of the effective registration statement.

About Syndax Pharmaceuticals, Inc.

Syndax is a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies. Syndax’s lead product candidate, entinostat, is currently being evaluated in combination with exemestane for advanced hormone receptor positive, human epidermal growth factor receptor 2 negative breast cancer or as a combination treatment with approved PD-1 antagonists for a variety of tumors, including non-small cell lung cancer, colorectal cancer, melanoma, triple-negative breast cancer and ovarian cancer. The company’s second product candidate, SNDX-6352, is a monoclonal antibody that blocks the CSF-1 receptor and may also block the function of immune suppressive cells in the tumor microenvironment.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to Syndax’s expectations regarding the completion, timing and size of the proposed public offering. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. Syndax cautions investors not to place undue reliance on the forward-looking statements contained in this release. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering. There can be no assurance that Syndax will be able to complete the proposed public offering on the anticipated terms, or at all. Risks and uncertainties relating to Syndax and its business can be found in Syndax’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. These forward-looking statements are based on Syndax’s expectations and assumptions as of the date of this press release. Except as required by law, Syndax undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in Syndax’s expectations.

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Investor Contact

Heather Savelle

Argot Partners

heather@argotpartners.com

Tel 646.395.3734

Media Contact

Eliza Schleifstein

Argot Partners

eliza@argotpartners.com

Tel 973.361.1546